SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                   SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934


Filed by the Registrant            X
Filed by a Party other than the Registrant
Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
 X   Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-12

               THE EMPIRE DISTRICT ELECTRIC COMPANY
       (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement if other than the
                          Registrant)

Payment of Filing Fee (Check the appropriate box):
 X   No fee required
     Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
     Fee paid previously by written preliminary materials.

     Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

             THE EMPIRE DISTRICT ELECTRIC COMPANY
                       602 Joplin Street
                    Joplin, Missouri 64801





                                  March 21, 2001




Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., Joplin time, on Wednesday, April 25, 2001 at the John Q. Hammons Convention
Center, 3615 South Range Line, Joplin, Missouri.

     At the meeting, stockholders will be asked to elect three persons to our Board of Directors for three-year terms.

     Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote your proxy through the Internet, by telephone or by mail. At the meeting, if you desire to vote in person, you may withdraw your proxy.

                                   Sincerely,




                                   M.W. McKinney
                                   President and Chief Executive Officer

                THE EMPIRE DISTRICT ELECTRIC COMPANY
                             602 Joplin Street
                          Joplin, Missouri 64801


                      ___________________

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      __________________



To the Holders of Common Stock:

     Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Wednesday the 25th of April, 2001, at 10:30 a.m., Joplin time, at the John Q. Hammons Convention Center, 3615 South Range Line, Joplin, Missouri, for the following purposes:

     1.   To elect three Directors for terms of three years.

     2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

     Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2001 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED,
TO   EITHER  VOTE  THEIR  PROXY  THROUGH  THE  INTERNET,  BY
TELEPHONE OR SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Joplin, Missouri
Dated: March 21, 2001
                                   J.S. Watson
                                   Secretary-Treasurer

             THE EMPIRE DISTRICT ELECTRIC COMPANY
                         602 Joplin Street
                       Joplin, Missouri 64801

                      ________________________

                          PROXY STATEMENT
                      ________________________

                   ANNUAL MEETING OF STOCKHOLDERS
                           APRIL 25, 2001

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, April 25, 2001, and at any and all adjournments of the meeting.

     A form of proxy is enclosed for execution by stockholders. The proxy reflects the number of shares registered in a stockholder's name directly. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, or a duly executed proxy bearing a later date or voting in person at the meeting.

     A  copy  of our Annual Report for the year ended  December
31, 2000, has been mailed to each stockholder of record on the record date for the meeting. You are urged to read the entire
Annual Report.

     The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 21, 2001, will be made by use of the mails, telephone, telegraph and by our regular employees without additional compensation therefore.
We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

    March 1, 2001 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 17,556,527 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

                   1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. During 2000, the Board of Directors held 6 meetings, and with the exception of Mr. J. R. Herschend, all of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by such proxies for the election of Mr. R. C. Hartley and Mr. F.
E. Jeffries, who are members of the current Board of Directors, and Dr. J. S. Leon as Class II Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for those individuals and will be excluded from the vote.

     While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

     The name, age, principal occupation for the last five years, period of service as a Director of Empire and certain other directorships of each Director are set forth below.

                       CLASS I DIRECTORS
                    (Terms expire in 2003)

     R.D. Hammons, 67, Chief Executive Officer, Chairman and
Director  of  Hammons Products Company (food processing)  until
1999 (retired).  Director of Empire since 1983.

     J.R. Herschend, 68, Co-Owner, Co-Founder and Chairman
of the Board of Directors of Silver Dollar City, Inc. (entertainment attractions). Director of Empire since January
1994.   Director of Ozark Mountain Bank, Branson, Missouri;
Director of Central Bancompany, Jefferson City, Missouri.

     M.W.   McKinney, 56,  President  and  Chief  Executive
Officer  of  Empire  since April 1, 1997.   Executive  Vice
President-Commercial  Operations of  Empire  from  1995  to
1997. Executive Vice President of Empire from 1994 to 1995.
Vice President-Customer Services of  Empire  from  1982  to
1994.  Director of Empire since 1991.

     M.M. Posner, 61, President and Principal of Posner McCleary Inc., (international advertising, marketing and communications firm). Director of Empire since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri; Director of Ozark Airlines, Columbia, Missouri.

                      CLASS II DIRECTORS
         (Terms expire in 2001, nominees for election
          at the Annual Meeting of Stockholders for
                   terms to expire in 2004)

     R.C.  Hartley, 53, Co-Founder and Director of  National
Information  Consortium  (electronic  commerce).   Director  of
Empire since 1988.

     F.E.  Jeffries, 70, Chairman and Director of Phoenix
Duff  &  Phelps  Corporation (financial  services  firm)  until
1997  (retired).  Director of Empire since 1984.   Director of
Duff & Phelps Utilities Income Inc., Chicago, Illinois; Duff
& Phelps Utilities Tax-Free Income Inc., Chicago, Illinois; Duff & Phelps Utility and Corporate Bond Trust Inc., Chicago, Illinois.

     J.S.  Leon,  63,  President  of  Missouri  Southern  State
College since 1982. Nominated for election at the April 25, 2001 Annual Meeting of Stockholders.

                      CLASS III DIRECTORS
                    (Terms expire in 2002)

     M.F. Chubb, Jr., 67, Senior Vice President of Eagle-Picher Industries Inc. (diversified industrial products) until
1996 (retired).  Director of Empire since 1991.   Director
of   Eagle-Picher  Industries  Inc.,  Cincinnati,  Ohio   until
1996 (retired).

     R.L.  Lamb, 68, President of Empire from 1982 to  March
31, 1997 (retired). Executive Vice President of Empire from 1978 to 1982. Vice President-Customer Services of Empire from 1974 to 1978. Director of Empire since 1978.

     R.E. Mayes, 66, Chairman and Chief Executive Officer of
Carmar  Group Inc. (underground storage) until 1998 (retired).
Director of Empire since 1991.

Director Compensation

     Each Director who is not an officer or full-time employee is paid a monthly retainer for his or her services as a Director at a rate of $12,000 per annum. In addition, a fee of $750 is paid to each Director for each meeting of Directors and for each meeting of a Committee of the Board (the chairman of each Committee receives an additional $250 for each Committee meeting) that the Director attends in person or by telephone. During 2000, the Board of Directors held six meetings. Our 1996 Stock Incentive Plan permits our Directors to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

     We maintain a Stock Unit Plan for Directors, which we refer to as the Directors Retirement Plan, to provide Directors the opportunity to accumulate retirement benefits in the form of common stock units in lieu of cash. The Directors Retirement Plan also provides Directors the opportunity to convert previously earned cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director. The number of units granted annually is computed by dividing the Director's retainer fee by the fair market value of our common stock on January 1 of the year the units are granted. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend's record date. During 2000, 3,759 units were granted for services provided in 2000, and 2,469 units were granted pursuant to the dividend reinvestment plan.

Committees of the Board of Directors

Audit Committee

     In accordance with its written charter, which is attached as Appendix I, the Audit Committee reviews, with our independent auditors, the scope and results of Empire's auditing procedures, meets with our internal auditors regarding internal auditing procedures and establishes procedures to assure the adequacy of our accounting practices and internal controls. The Audit Committee held three meetings during 2000. The members of the Audit Committee are Messrs. Chubb, Hartley and Jeffries and Mrs. Posner, each of whom is independent (as independence is defined in the New York Stock Exchange's listing standards). The report of the Audit Committee can be found below under the heading "Audit Committee Report."

Compensation Committee

     We   have  a  Compensation  Committee  of  the  Board   of
Directors.   The Compensation Committee fixes the  compensation
of each of our senior officers and administers certain of our employee benefit plans. The Committee held two meetings during 2000. The members of the Compensation Committee are Messrs. Herschend, Jeffries, Lamb and Mayes and Mrs.Posner. The report of the Compensation Committee can be found below under the heading "Compensation Committee Report on Executive Compensation."

Nominating Committee

     We have a Nominating Committee of the Board of Directors which meets to suggest to the Board nominees to fill vacancies on the Board when they occur. The Committee met once in 2000. The members of the Nominating Committee are Messrs. Chubb, Hammons, Herschend and Mayes. The Nominating Committee will consider nominees recommended by stockholders for election to the Board of Directors. Recommendations of nominees for election should be submitted in writing to Empire's Secretary-Treasurer, in accordance with our charter and the rules under the Securities Exchange Act of 1934 relating to the solicitation of proxies. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be considered as a candidate and, if nominated and elected, to serve as Director.

Stock Ownership of Directors and Officers

     The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2001, by each of our officers named in the Summary Compensation Table, each Director and our Directors and executive
officers,  as  a  group.   The  shares  reported as beneficially
owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed, for proxy statement reporting purposes, to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain of our employee benefit plans.

                                                Shares of Common
                                                Stock Beneficially
          Name                 Position              Owned
M.W. McKinney             President and Chief       25,337
                           Executive Officer
V.E. Brill (1)            Vice President-            4,404
                           Energy Supply
R.B. Fancher              Vice President-            3,848
                           Finance
C.A. Stark                Vice President-            7,354
                           General Services
W.L. Gipson               Executive Vice            12,156
                           President
M.F. Chubb, Jr.           Director                   6,535
R.D. Hammons              Director                   3,361
R.C. Hartley              Director                   7,132
J.R. Herschend            Director                   1,500
F.E. Jeffries             Director                  23,342
R.L. Lamb                 Director                  20,493
J.S. Leon (1)             Director                   1,484
R.E. Mayes                Director                     800
M.M. Posner               Director                   9,600
Directors and executive officers, as a group       127,346

(1) Mr. V.E. Brill retired as our Vice President-Energy Supply on February 28, 2001 and will retire as a Director effective April 25, 2001. Dr. J.S. Leon is standing for election as a Class II Director to replace Mr. Brill on the Board.

_________________________
No Director or officer owns more than 0.5% of the outstanding shares of our common stock and the Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

                  2.  EXECUTIVE COMPENSATION

     Set forth below is information concerning the various forms of compensation of each person who was (i) at any time during 2000 our Chief Executive Officer or (ii) at December 31, 2000, one of our four most highly compensated executive officers, other than the Chief Executive Officer.


                  SUMMARY COMPENSATION TABLE

                                                    Long Term
                                                   Compensation
                        Annual Compensation           Awards
                                                     Restricted    All Other
  Name and                              Other            Stock      Compen-
 Principal       Year  Salary   Bonus   Annual        Awards(s)(1)  sation(2)
  Position                             Compensation
M.W. McKinney    2000  $227,875 $73,964   $1,939      $23,935       $5,463
President and    1999   206,750  70,544    1,447       20,537        5,671
Chief Executive  1998   194,875  25,076      415       13,075        4,857
Officer

V.E. Brill(3)    2000   135,100  16,786      ---        8,777        4,259
Vice President - 1999   125,100  15,613      261        7,587        5,647
Energy Supply    1998   125,100  14,157      508        4,137        4,774

R.B. Fancher(4)  2000   127,000  16,595       --        8,575        6,012
Vice President - 1999   117,500  12,230       --        7,187        5,276
Finance          1998   115,800   5,143      145        3,595        4,530

W.L. Gipson(5)   2000   123,650  18,267    1,350        8,253        3,526
Executive        1999   112,200  12,405      105        6,386        3,352
Vice President   1998   105,750   8,949    2,042        3,940        2,994

C.A. Stark       2000   112,500  15,557       --        7,529        4,642
Vice President - 1999   104,000  12,387    1,132        6,364        4,600
General Services 1998   100,250   8,464       --        3,422        3,453

(1) As of December 31, 2000, Messrs. McKinney, Brill, Fancher, Gipson and Stark had been awarded 2,057, 764, 691, 668 and 659 shares, respectively, of unvested restricted stock which on such date had values of $54,125 $20,103 $18,182, $17,577 and $17,340, respectively. Messrs. McKinney,
     Brill, Fancher, Gipson and Stark were awarded 1,189, 436, 426, 410 and 374 shares, respectively, of unvested restricted stock on February 1, 2001, with respect to their 2000 employment. Dividend equivalents are paid on such shares. All of the foregoing shares were awarded pursuant to our 1996 Stock Incentive Plan.

(2) Included for 2000: (a) our matching contributions under our 401(k) Retirement Plan in the amounts of $3,943, $2,748, $3,869, $3,358, and $3,426 for Messrs. McKinney, Brill, Fancher, Gipson and Stark, respectively, and (b) our payments of premiums for term life insurance on behalf of Messrs. McKinney, Brill, Fancher, Gipson and Stark in the amounts of $1,519, $1,510, $2,143, $167, and $1,216, respectively.

(3) Mr. V.E. Brill retired as our Vice President-Energy Supply on February 28, 2001 and will retire as a Director effective April 25, 2001. Dr. J.S. Leon is standing for election as a Class II Director to replace Mr. Brill on the Board.

(4)  Mr. R.B.  Fancher  retired  as  Vice  President-Finance  and
     Chief Financial Officer effective February 28, 2001. Mr. D.W. Gibson became Vice President-Finance and Chief Financial
     Officer effective March 1, 2001.

(5)  Mr.  W.L  Gipson was elected Executive Vice President  on
     February 1, 2001.

Retirement Plans

     We maintain a Retirement Plan covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of
Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date
(age  65),  with  early   retirement  permitted  under  certain
conditions. We also maintain a Supplemental Executive Retirement Plan which covers our officers who are participants in the Retirement Plan. This Plan is intended to provide benefits which, except for the application of the limits of Section 415 and
Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. This Plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

     The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on an assumed final rate of compensation and retirement at normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement.

                      PENSION PLAN TABLE

Average Annual           Years of Credited Service(b)
 Earnings(a)      15      20       25      30       35       40
                Years   Years    Years    Years    Years    Years
 75,000         16,201  21,600   27,001  32,400   37,801   43,895
100,000         22,294  29,725   37,157  44,588   52,019   60,144
125,000         28,388  37,850   47,313  56,775   66,238   76,394
150,000         34,482  45,975   57,469  68,963   80,457   92,645
175,000         40,576  54,100   67,626  81,150   94,676  108,895
200,000         46,669  62,225   77,782  93,338  108,894  125,144
225,000         52,763  70,350   87,938 105,525  123,113  140,000
250,000         58,857  78,475   98,094 117,713  137,332  140,000
275,000         64,951  86,600  108,251 129,900  140,000  140,000
300,000         71,044  94,725  118,407 140,000  140,000  140,000

(a)  "Average   Annual   Earnings"   is   the   average    annual
     compensation over the five consecutive years within the ten-
     year   period  prior  to  termination  of  employment  which
     produces the highest average. The compensation used to calculate this average for a salaried employee is the aggregate
     of  the  employee's  annual  compensation   which  generally
     corresponds  with  the  employee's  salary   and   incentive
     compensation. The earnings of Messrs. McKinney, Brill, Fancher, Stark and Gipson covered by the Plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(b)  As  of December 31, 2000, Messrs. McKinney, Brill, Fancher,
     Stark and Gipson, had accrued 33, 38, 29, 20  and 19 Years of
     Credited Service, respectively, under the   Retirement   Plan
     and  the  Supplemental  Executive  Retirement Plan.

Severance Pay Plan

     We have a severance pay plan, referred to as the Severance Plan, which provides certain key employees with severance benefits following a change in control of Empire. A change in control generally includes:

(i) specified events relating to the continued existence of Empire in its current form; (ii) an acquisition by any person of 10% or more of the securities entitled to vote in the election of Directors or
(iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. A change of control was decreed to occur on September 3, 1999 when our stockholders voted in favor of the proposed merger with UtiliCorp United Inc. Some of our executive officers and senior managers were selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan which are automatically extended for one-year terms unless we have given prior notice of termination.

     A participant in the Severance Plan is entitled to receive specified benefits in the event of certain involuntary terminations of employment occurring (including terminations by the  employee following specified certain changes  in  duties, benefits, etc. that are treated as involuntary terminations) within three years after a change in control, or a voluntary termination of employment occurring between twelve and eighteen months after a change in control. A senior officer participant would be entitled to receive benefits of three times such participant's annual compensation. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with us with a minimum of
17 weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, all restricted stock held by a participant vests upon voluntary or involuntary termination after a change of control (which occurred as noted above, on September 3, 1999). Also, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and our other  employee  benefit plans in existence  at the time of the
change in control.   If any  payments are subject to the excise tax on
"excess parachute payments"  under  Section  4999 of  the  Code, senior
officer participants   are  also  entitled  to  an  additional   amount
essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

     As stated above, stockholder approval of the proposed merger effected a change in control under the Severance Plan. Certain key employees became eligible to receive compensation as specified under the terms of the Severance Plan as a result of the change of control. The termination of the merger did not relieve our obligation under the Severance Plan. As of December 31, 2000, we had incurred approximately $194,000 of obligations to individuals electing voluntary termination under the Severance Plan. Since that date, we have incurred approximately $1,154,000 in additional obligations under the Severance Plan, including obligations to Mr. Brill and Mr. Fancher, two of our senior officers, each of whom resigned as of February 28, 2001.

Compensation Committee Report on Executive Compensation

     Our executive compensation policies are designed to enable us to attract and retain high caliber individuals for key positions while at the same time linking their compensation to our financial performance and their own performance. The linkage between compensation and performance is accomplished by dividing executive compensation into two components: a base salary that is set at the beginning of the year and incentive compensation that is determined at the end of the year based on the extent to which specific, predetermined goals were achieved. Depending on the extent to which these goals are met, our senior executives can earn total compensation which is above, at, or below the level of senior executive compensation at comparable electric utilities.

     At the beginning of each year, the Committee determines a target total compensation amount for each senior executive, including the President and Chief Executive Officer. To determine this amount for the President and Chief Executive Officer, the Committee first takes the mid-point of the range of total compensation paid to executives in positions comparable to that of the Company's President and Chief Executive Officer at other utilities of similar size. The Committee then determines a corresponding amount for each other senior officer based on a comparison of the officer's responsibilities with those of the President and Chief Executive Officer. The resulting amount is adjusted for each senior officer to reflect the officer's experience and performance. In determining the appropriate mid-point amounts in 2000, the Committee relied primarily upon an industry compensation study prepared by a management consulting firm and, in addition, took into account increases in compensation for businesses generally in 2000 predicted by various consulting firms and recent compensation increases received by our employees. A greater number of companies were included in the management consulting firm's study than are included in the Standard & Poor's Electric Companies Index used in the Performance Chart. The companies included in that study are, for the most part, either electric or electric and gas utilities.

     Our total compensation package for senior executives, including the President and Chief Executive Officer, has an incentive compensation component. Executives can earn incentive compensation based on the extent to which Empire's and personal performance goals are met. In 2000, the areas in which performance was measured in determining incentive compensation and the relative weighting of each area were: (1) our return on common equity compared to that of all other electric utilities reported in an industry survey of approximately 61 electric and gas utilities over a five-year period (40%), (2) reduction of controllable expenses over a five-year period (20%), (3) control of fuel and purchase power expenses (20%) and (4) for each senior officer, the achievement of predetermined personal goals for the year (20%).

     In each of these four areas, three performance levels, "threshold," "par" and "maximum," are set at the beginning of the year. For executives to receive any incentive compensation based on any particular performance measure, at least the "threshold" level of performance must have been achieved.
Greater incentive compensation is payable if the "par" or "maximum" performance level is achieved. If the par level objective in each of the four performance areas is achieved, each senior executive would receive incentive compensation which, when added to base salary, would equal the individual's target total compensation. In 2000, we achieved a level midway between threshold and par performance for return on equity, and the maximum level of performance for reduction of controllable expenses, but did not achieve the minimum level of performance for control of fuel and purchase power expenses.

     Regardless of the extent to which the four performance criteria are met in any year, no incentive compensation is payable in any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. In 2000, the dividends paid on each share of our common stock were equal to those paid in 1999.

     Our incentive compensation policy also seeks to encourage senior executives to hold down our electric rates, so that we can remain competitive with alternate energy suppliers by adjusting incentive compensation otherwise payable to reflect the level of our residential electric rates compared to those of the 12 other utilities in our geographic area. The adjustment ranges from a 10% increase in incentive compensation if we have the lowest rates in the comparison group to elimination of incentive compensation if we are one of the four companies in the comparison group with the highest rates. In 2000, Empire had the fourth lowest retail electric rates of the 13 utilities, which resulted in incentive compensation of 100% of full value.

     Incentive compensation is typically paid one-half in cash at the end of the year and one-half in common stock. The common stock portion of incentive compensation is restricted stock that generally is not issued unless the recipient continues to be employed by us for three years after the stock is awarded. The three-year vesting period is intended to encourage continuity among our senior executives. In addition, by increasing the stock ownership of our senior management, we believe that these individuals will have an even greater incentive to advance the interests of our stockholders.

     The senior executive officers are also eligible for lump sum incentive awards. The incentive awards, which pertain to all non-bargaining unit employees, are based on a "pay for results" approach and reward those employees who make significant contributions to the overall success of Empire. Base and incentive objectives are set each year by an employee and his supervisor, which in the case of the President and

Chief Executive Officer is the Compensation Committee. Base objectives must be met to be eligible for the lump sum incentive awards, and employees accomplishing one or more of their incentive objectives are then awarded a lump sum incentive award which is allocated from an incentive pool. In 2000, all the senior executive officers received a lump sum incentive award.

     In 2000, the President and Chief Executive Officer's base salary was increased 10.2% above its 1999 level reflecting his leadership in controlling expenses and exploring operating options for Empire. Mr. McKinney's incentive compensation is based on the same factors as the incentive compensation of the other senior executive officers, although a greater percentage of his target total compensation is comprised of incentive compensation. As a result of the level of attainment of performance goals, the sum of Mr. McKinney's base salary and his incentive compensation for 2000 was approximately 96.8% of his target total compensation. In addition, Mr. McKinney received a lump sum incentive award as a result of meeting his base and incentive objectives and his efforts to achieve regulatory approval of the merger.

     Based on our current level of executive compensation, the Committee does not believe it necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.

F.E. Jeffries, Chairman
J.R. Herschend
R.L. Lamb
R.E. Mayes
M.M. Posner

Audit Committee Report

     The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2000 with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from our independent accountants required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with such accountants the independence of such accountants.

     Based on the foregoing review and discussions, the Audit Committee has recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2000 be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

M.M. Posner, Chairman
M.F. Chubb, Jr.
R.C. Hartley
F.E. Jeffries


Fees Billed by Our Independent Auditors

Audit Fees

     The aggregate fees billed by our independent accountants for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as well as for the review of our financial statements included in our Quarterly Reports on Form 10-Q during the year ended December 31, 2000 totaled $127,500 (excluding expenses reimbursed by Empire).

Financial Design and Implementation Fees

     No fees were billed by our independent auditors for information technology services rendered during the year ended
December 31, 2000.

All Other Fees

     The  aggregate fees billed by our independent auditors for non-audit  services during the  year ended  December  31,  2000 was $221,150, including tax-related services.

      The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Comparison of Stockholder Returns

     Set forth below is a graph and table indicating the value at the end of the specified years of a $100 investment made on December 31, 1995, in our common stock and similar investments made in the securities of the companies in the Standard & Poor's 500 Composite Index ("S&P 500 Composite") and the Standard & Poor's Electric Companies Index ("Electric Companies"). The graph and table assume that dividends were reinvested when received.

                       [GRAPHICS OMITTED]


                   The Empire District    Electric   S&P 500
                    Electric Company      Companies  Composite
        1995           $100.00            $100.00    $100.00
        1996            112.44              99.84     122.96
        1997            126.32             126.04     163.98
        1998            169.30             145.55     210.85
        1999            162.99             117.36     255.21
        2000            199.63             180.05     231.98

Section 16(a) Beneficial
Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the New York Stock Exchange. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all our officers and directors complied with applicable Section 16(a) filing requirements.

                       3.  OTHER MATTERS

     PricewaterhouseCoopers LLP have been our independent auditors since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

     We know of no other matter to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                   4.  STOCKHOLDER PROPOSALS

     The 2002 Annual Meeting is tentatively scheduled to be held on April 25, 2002. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2002 Annual Meeting, must be received at Empire's principal office not later than November 29, 2001. If the date of the 2002 Annual Meeting is changed by more than 30 days from April 25, 2002, stockholders will be advised of such change and of the new date for submission of proposals.

Dated:    March 21, 2001

                    ______________________

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO EITHER VOTE THEIR PROXY THROUGH THE INTERNET, BY TELEPHONE OR SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          Appendix I



             THE EMPIRE DISTRICT ELECTRIC COMPANY

                    AUDIT COMMITTEE CHARTER



                            General

The  Audit Committee ("Committee"), which shall be comprised of at least three members, shall be appointed by the Board on an annual basis, and the Board shall designate a Chairperson from among its members. In accordance with the rules of the New York Stock Exchange ("NYSE"), and the Composition/Expertise and Independence Requirements thereof:

   Each member shall be financially literate or must become financially literate within a reasonable time after being appointed to the Committee. In addition, one member shall have accounting or related financial expertise. The Board shall determine whether the members meet these criteria.

   Each member, as determined by the Board, shall be independent from management and the Company. Specifically, (a) a director who is an employee of the Company or an immediate family member of an executive officer of the Company may not be a member and may not become a member until three years after termination of such employment relationship (unless otherwise permitted by the rules of the NYSE); (b) a director who has a business relationship with the Company may not be a member unless the Board determines that such relationship does not interfere with such director's exercise of independent judgment; and (c) a director who is an executive officer of another corporation which has a Company executive officer on its compensation committee may not be a member of the Committee.


The  head  of  the Internal Auditing Department of the  Company
   ("Audit Manager") shall report directly to the Chief Executive Officer of the Company and to the Committee. The Committee shall have direct access to the independent auditors.

                           Meetings

The  Committee  shall  hold at least three regular  meetings  a year, and any additional meetings that may be requested by a Committee member, the Board, the Chief Executive Officer or the independent auditors. In addition to Committee members, meetings shall normally be attended by representatives of the independent auditors; the Chief
   Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of the Company; and the Audit Manager. Other persons, including officers and employees of the Company, may be asked to attend at the Committee's discretion. The Secretary of the Company shall attend the meetings of the Committee to record the minutes thereof. For a portion of each meeting, the Committee shall meet separately with the independent auditors and the Auditor Manager. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairperson.

                     Independent Auditors

The  independent  auditors are ultimately  accountable  to  the
   Board and the Committee acting on behalf of the Board. The Board and the Committee have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval).

The Committee shall:

   Discuss with management and recommend to the Board the selection or replacement by the Board of the independent auditors; review with the independent auditors, prior to their audit, the scope of their examination; review the anticipated level of non-audit services to be provided by independent auditors and consider the possible effect, if any, of these services on the independence of the independent auditors; and review with the independent auditors the estimated fees to be paid for the work performed.

   Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such relationships or any services that may impact on the objectivity and independence of the independent auditors and take appropriate action in response to such report to satisfy itself of such independence; and

   Discuss with the independent auditors such other matters and take such other action as contemplated by Item 7 of
   Schedule 14A of the Securities and Exchange Commission ("Commission"), including discussions with respect to the independent auditors' responsibility under generally accepted auditing standards; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited financial statements; the Company's consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; and difficulties encountered in performing an audit.

   Make such recommendations to the Board as the Committee deems appropriate with respect to the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

                  Financial Statement Matters

The Committee shall:

   Oversee the quarterly and annual reporting of the Company by reviewing the work of management and the independent auditors.

   Review and discuss with management and the independent auditors all annual and other audited financial statements.

   Review with management and the independent auditor changes in accounting principles and reporting standards that have, or may in the future have, a significant impact on the financial statements of the Company.

   Receive from management, on a timely basis, advice of significant current financial reporting issues and practices.

   Discuss with management and the independent auditors their qualitative judgments about the appropriateness of accounting policies, principles and financial disclosure practices used or proposed to be adopted.

                         Other Matters

The Committee shall:

   Oversee the internal audit function of the Company including (a) the planned scope of the internal audit work,
   (b) findings and recommendations of the internal auditors and related management actions, (c) the adequacy of the staffing of the internal audit function, (d) the adequacy and effectiveness of the internal accounting controls and compliance with the Foreign Corrupt Practices Act, (e) the adequacy, effectiveness and compliance with the Code of Conduct of the Company and
   (f) the effectiveness of the electronic data processing procedures and controls and related security programs; and
   (g) reviewing the independent auditors' letter to management, and other comments, if any, regarding the system of internal accounting controls and review any management response thereto.

   Prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the proxy statement.

   Review and reassess the adequacy of this Charter and the Internal Audit Department Charter on an annual basis.

   Review such other matters as the Committee shall determine from time to time, within the scope of its responsibilities, and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE COMPANY. The Board of Directors recommends a vote FOR item (1).

(1)  The election of Directors.
FOR the election of Directors in       WITHHOLD AUTHORITY to vote
accordance with the provisions of      for all nominees listed below.
the accompanying proxy statement
(except as marked to the contray
below)

(INSTRUCTION: You may withhold authority to vote for any individual by striking a line through the nominee's name below:)
Class II (to serve until the 2004 Annual Meeting):  01 R.C. Hartley,
02 F.E. Jeffries and 03 J.S. Leon.

(2)  Upon any other matter which     Every properly signed proxy will be
may properly come before the         voted in the manner specified hereon
meeting in their discretion.         and, in the absence of specification,
                                     will be voted FOR item (1).

                                     The undersigned hereby acknowledges
                                     receipt of the Notice of Annual Meeting
                                     of Stockholders and Proxy Statement
                                     annexed thereto and of the Company's
                                     Annual Report for 2000.

                                        By checking the box  to the right,
                                        I consent to future access of Annual
                                        Reports, Proxy Statement, prospectuses
                                        and other communications
                                        electronically via the Internet.  I
                                        understand that the Company may no
                                        longer distriubte printed materials
                                        to me from any future stockholder
                                        meeting until such consent is revoked,
                                        but a notice of the meeting and the
                                        availability of the materials will be
                                        provided to me.  I understand that I
                                        may revoke my consent at any time by
                                        contacting the Company's transfer
                                        agent, Mellon Investor Services LLC.
                                        Ridgefield Park, NJ and that costs
                                        normally associated with electronic
                                        access, such as usage and telephone
                                        charges, will be my responsibility.


Signature                        Signature                     Date
Note:  Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE

                 Vote by Internet or Telephone or Mail
                    24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    Internet                      Telephone                       Mail
http://www.proxyvoting.com/ede   1-800-840-1208
  Use the Internet to vote       Use any touch-tone          Mark, sign and
  your proxy. Have your proxy    telephone to vote your      date your proxy
  card in hand when you access   proxy. Have your proxy      card and return
  the web site. You will be  OR  card in hand when you   OR  it in the
  prompted to enter your         call.  You will be          enclosed postage-
  control number, located        prompted to enter your      paid envelope.
  in the box below, to           control number, located
  create and submit an           in the box below, and
  electronic ballot.             then follow the
                                 directions given.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Annual Meeting of Stockholders and Proxy
Statement and of the Company's Annual Report for 2000, and you do NOT need to mail back your proxy card.

                               EMPIRE
                    SERVICES YOU COUNT ON

PROXY

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
          THE EMPIRE DISTRICT ELECTRIC COMPANY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints M.W. McKINNEY, D.W. GIBSON and J.S. WATSON, or any one of them, with power of substitution, as attorneys and proxies to appear and vote all shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the John Q. Hammons Convention Center, 3615 South Range Line, in the City of Joplin, State of Missouri, on the 25th day of April, 2001 at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse thereof.

               (Continued on the reverse side)

                    FOLD AND DETACH HERE

EMPIRE
SERVICES YOU COUNT ON

Dear Shareholder:

   We will hold the 2001 Annual Meeting of Shareholders of The Empire District Electric Company on Wednesday, April 25, 2001, at 10:30 a.m., at the John Q. Hammons Convention Center, 3615 South Range Line (Intersection of Highway
71 and Interstate 44), Joplin Missouri.  I cordially invite you to attend.

   Whether or not you plan to attend the meeting, please either vote your proxy via the Internet, telephone or detach the proxy card above, complete it and return it in the envelope provided. Your vote is important to us.

                                       Sincerely,


                                       Myron W. McKinney
                                       President and Chief Executive Officer